UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2015

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1065 Avenue of the Americas, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015, Volt Information Sciences, Inc. (the “Company”) appointed Bryan Berndt as the Company’s Controller and Chief Accounting Officer.

The Company entered into an employment agreement effective April 6, 2015 with Mr. Berndt (the “Employment Agreement”). The Employment Agreement provides a base salary of $300,000 per annum.  For fiscal 2015 and thereafter, Mr. Berndt is eligible to earn an annual bonus of $120,000.  Annual bonuses are dependent upon Mr. Berndt’s achievement of reasonable, pre-established and objective goals determined by the Chief Financial Officer, provided that he remains in good standing and employed by the Company.  In the event the Company issues stocks or options to its employees as long-term incentive awards, Mr. Berndt will be recommended to receive an amount of such shares or options consistent with awards granted to similarly situated employees of the Company.

If Mr. Berndt’s employment is terminated by the Company without Cause or by Mr. Berndt for Good Reason (terms as defined in the Employment Agreement), Mr. Berndt will be entitled to receive, among other things, an amount equal to no less than six months of his then-current salary, a pro-rated annual bonus and medical benefits for six months, conditioned upon his execution of a general release.  Mr. Berndt is also subject to non-competition and non-solicitation covenants for a period of one year following the date of the termination of his employment with the Company.

Mr. Berndt, 58, most recently served as Controller and Chief Accounting Officer at Reader’s Digest Association, Inc. for approximately three years. Prior to his role at Reader’s Digest, Mr. Berndt served as the Treasurer and Vice President of Finance at Bowne & Co., Inc.

Mr. Berndt has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Berndt and any other person pursuant to which he was appointed as the Controller and Chief Accounting Officer.

The foregoing discussion of the Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Report as Exhibit 10.1 and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated March 30, 2015, execution completed on March 30, 2015 between the Company and Bryan Berndt

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Paul Tomkins
Paul Tomkins
Senior Vice President and Chief Financial Officer

Date:  April 9, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated March 30, 2015, execution completed on March 30, 2015 between the Company and Bryan Berndt